EXHIBIT 24.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Pollard-Kelley Auditing Services, Inc.
Auditing Service
3250 West Market St, Suite 307, Fairlawn, OH 44333
330-864-2265


TO:	Fineline Properties.Com, Inc.

	As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our audit report dated September 30, 2004 of Fineline Properties.com, Inc. as of December 31, 2004 and to all references to our Firm included in this Registration Statement



Malcolm L. Pollard  CPA



Erie, PA
November 17th , 2004